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                                                                    Exhibit 21


                                  SUBSIDIARIES


CANADA:

         1312654 Ontario Inc. (non-operating)
         231768 Ontario Inc.
         3020378 Nova Scotia Company (non-operating)
         Alberta Waste Ltd.
         Bales Transfer Station Limited
         Can Pak Environmental Inc.
         Can Pak Waste Management Limited
         Capital Environmental Inc.
         Muskoka Containerized Services Limited
         Premier Waste Systems Ltd.
         Ram-Pak Compaction Systems Ltd.
         West Coast Waste Systems Inc.
         Western Waste Services Inc.


UNITED STATES:

         Action Disposal, L.L.C.
         Capital Environmental Holdings Inc.
         Capital Environmental Resource (Pennsylvania) Inc.
         Capital Environmental Resource (U.S.) Inc.
         CERI, L.L.C. (non-operating)
         CERI, L.P. (non-operating)
         General Environmental Technical Services, Inc.
         J.V. Services of Western N.Y., Inc.
         Rubbish Removal of NY, Inc.
         Tousley Trash Service, Inc.
         Waste Leasing & Haulers, Inc.